Exhibit 99.3

Intermec, Inc.
6001 36th Avenue West
Everett, WA 98203-1264
www.intermec.com

FOR IMMEDIATE RELEASE

Contact:

Dan Evans

Investor Relations

425-267-2975

dan.evans@intermec.com

PATRICK BYRNE DEPARTS AS INTERMEC’S CHIEF EXECUTIVE OFFICER

EVERETT, Wash. – May 1, 2012 – Intermec, Inc. (NYSE: IN) today announced the departure of President, Chief Executive Officer and Board member, Patrick J. Byrne.

Chairman of the Board, Allen J. Lauer, will serve as Interim Chief Executive Officer and President effective immediately, until a permanent successor is in place, and will continue to serve as Chairman of the Board. In a related change, the Company announced that Board member Stephen P. Reynolds will serve as Lead Independent Director and will succeed Mr. Lauer in the position of Chairman of the Company’s Governance and Nominating Committee.

“Pat made many positive contributions here at Intermec including leading the Company through transformations in our sales channels and supply chain, as well as executing several successful acquisitions. We wish him the very best in his future endeavors,” said Mr. Lauer. “Going forward, we will make sure that Intermec’s focus on excellence and innovation continues. The Board is fully engaged and intends to take full advantage of the Company’s many strengths to accelerate value creation for our customers, shareholders and employees.”

Mr. Lauer has been a member of Intermec’s Board since 2003 and has served as the non-executive Chairman of the Board and Chair of the Governance Committee since 2007. He is the retired CEO of Varian, Inc., a supplier of scientific instruments and vacuum technologies, a position he held from 1999 to 2003. He served as Varian’s Chairman from 2002 to 2009. Mr. Reynolds is the former President, Chief Executive Officer and director of Puget Energy, Inc., a regulated Washington State utility, and its wholly owned utility subsidiary, Puget Sound Energy, Inc.

About Intermec, Inc.

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, voice solutions that increase business performance, bar code printers, label media, and RFID. The Company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

Forward Looking Statements

Statements made in this release and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include, without limitation, statements regarding: our management succession and our view of our financial or business prospects for the future. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project” and “expect” and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those expressed or implied in our forward-looking statements. These risk factors include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available on our website at www.intermec.com.